U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2010

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 9, 2010, Emeritus Corporation (the "Company") and certain selling shareholders entered into an Underwriting Agreement (the "Underwriting Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter").  The Underwriting Agreement provides for the sale of an aggregate of 5,000,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), including 1,000,000 shares to be sold by the selling shareholders, at a public offering price of $18.25 per share.  In addition, the Company granted the Underwriter a 30-day option to purchase an additional 750,000 shares of Common Stock to cover over-allotments.  The transactions contemplated by the Underwriting Agreement are expected to close on November 15, 2010.  The Common Stock is being offered and sold pursuant to the Company's shelf registration statements on Form S-3 (File Nos. 333-148400 and 333-167448), which were declared effective by the Securities and Exchange Commission on January 16, 2008 and June 18, 2010, respectively (the "Registration Statements"), as supplemented by a prospectus supplement dated November 9, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

1.1	Underwriting Agreement, dated November 9, 2010, between Emeritus Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
99.1	Information relating to Item 14 – Other Expenses of Issuance and Distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

November 10, 2010		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—Finance
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

1.1	Underwriting Agreement, dated November 9, 2010, between Emeritus Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
99.1	Information relating to Item 14 – Other Expenses of Issuance and Distribution.